Annex A

Exchange Agreement among,

New York Film Works, Inc.,

Cinegram Media, Inc., and the persons identified in Exhibit A

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EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”) dated this 10th day of October, 2001 by and among, New York Film Works, Inc., a New York corporation (“Filmworks”), Cinegram Media, Inc., a Delaware corporation ("Cinegram") and the persons identified in Exhibit A (collectively, the "Cinegram Stockholders").  The signatories may hereinafter also be referred to jointly as the "Parties".

RECITALS

Capitalized terms in this Agreement which are not proper nouns are defined in Section  14 -- Definitions.

The Cinegram Stockholders own in the aggregate 1,955,637 Class A shares and 152,250 Class B shares of the common stock of Cinegram, which shares constitute all of the issued and outstanding capital stock of Cinegram (the “Cinegram Shares”).

Prior to the Closing (as defined below), Filmworks intends to establish a newly organized corporation (the "Filmworks Subsidiary") to acquire the existing assets of Filmworks as provided below, to create and submit to its shareholders for approval, an incentive stock option plan authorizing the issuance of the stock options described herein, to effect a 1 for 25 reverse split to be effective immediately prior to the exchange contemplated by this Agreement, and to authorize the issuance of two million "blank check" preferred shares.

The Parties desire to effect the exchange of shares of common stock of Filmworks determined as set forth below, for the Cinegram Shares upon the terms and subject to the conditions set forth herein.

For federal income tax purposes, it is intended that the exchange shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the parties intend to adopt this Agreement as a "plan of reorganization" under Section 368(a) of the Code and the Treasury Regulations thereunder.

The Parties therefore agree as follows:

1.

Exchange of Shares. Upon the terms and subject to the conditions set forth in this Agreement:

(a)

Transfer of Cinegram Shares. The Cinegram Stockholders will convey, assign, transfer and deliver to Filmworks all of the Cinegram Shares held by them as set forth in Exhibit A.

(b)

Issuance of Filmworks Shares. In exchange for the Cinegram Shares, Filmworks shall issue and deliver to the Cinegram Shareholders:

(i)

 At the Effective Time (as defined below), an aggregate number of shares of common stock, par value $0.001 of Filmworks such that 65% of the outstanding common stock of Filmworks as of the Effective Time will be owned by the Cinegram Stockholders (the "Initial Shares"); such shares shall be allocated among the Cinegram Stockholders as stated in Exhibit A; and

(ii)

 At the conclusion of the Earn-Out Period Filmworks shall issue to the Cinegram Stockholders that portion of the Earn-Out Shares specified in Section 1(d); the total Earn-Out Shares shall be that number of shares such that when added to the Initial Shares will result in the Cinegram Stockholders owning 75% of the outstanding stock of Filmworks as of the Effective Time (the "Earn-Out Shares"); such shares shall be allocated among the Cinegram Stockholders as stated in Exhibit A. The shares to be issued at the Effective Time and the Earn-Out Shares actually issued as a result of the application of the formula in Section 1(d) are referred to in this Agreement as the "Purchase Price Shares."

(c)

Exchange of Certain Indebtedness for Preferred Stock. At the Effective Time Raymond F. Wright will exchange $2,000,000 in indebtedness owed to him by Cinegram for 100,000 shares of newly created Series A Convertible Redeemable Preferred Stock of Filmworks having the terms set forth in Exhibit 1(c).

(d)

Determination of Earn-Out Shares.  The number of Earn-Out Shares to be issued will be based upon the revenue and net income of Cinegram, determined in accordance with generally accepted accounting principles and without any allocation or charges for accounting, legal, overhead or other corporate expenses of Filmworks, for the two-year period ending December 31, 2003 (the "Earn-Out Period"). If the revenue of Cinegram for that period is at least $7,500,000 , and net income as so determined are at least $500,000, Filmworks shall issue Earn-Out Shares to the Cinegram Stockholders. The number of Earn-Out Shares to be so issued shall equal:

(i)

if the revenues are greater than $15,000,000, all of the Earn-Out Shares; or

(ii)

if the revenues do not exceed $15,000,000, that percentage of the Earn-Out Shares determined by dividing the actual revenues of the Company for the two years ending December 31, 2003 by $15,000,000.

(e)

Effect of Additional Financing. The parties understand that in connection with additional financing, including the financing which is a condition to closing, it may be necessary for Filmworks to issue warrants to purchase, or securities convertible into, common stock of Filmworks. In computing the 65% and 75%, common stock issued, or to be issued on exercise of those warrants or conversion of those convertible securities, shall be disregarded, so that the actual percentages may be lower than those indicated in Section 1(b).

(f)

Issuance of Options to Cinegram Option Holders. At the Effective Time Filmworks shall issue to each holder of outstanding stock options and/or warrants for shares of Cinegram options to purchase a number of shares of Filmworks determined by multiplying the number of shares of Cinegram subject to each such option by a fraction of which the numerator is the number of shares of Filmworks issued to the Cinegram Stockholders at the Effective Time and the denominator is the number of Cinegram Shares acquired by Filmworks at the Effective Time. The option exercise price shall be as detailed on Exhibit B, provided however that such option exercise price shall not be less than the closing bid price for the shares of Filmworks on the day immediately prior to the Closing. If Earn-Out Shares shall subsequently be issued to the Cinegram Stockholders, the number of shares subject to each such option shall automatically increase in the proportion that the Earn-out Shares so issued bears to the shares of Filmworks to be issued at Closing to the Cinegram Stockholders.

Based on Filmworks' 91,000,000 shares outstanding (which would become 3,640,000 shares after the reverse split), the formulas set forth in Sections 1(b)(i) and 1(f) would call for the Purchaser to issue issue 6,760,000 Initial Shares and, if all Earn-Out Shares are issued, 4,159,998 Earn-Out Shares, and to issue options to acquire 2,088,666 shares.

(g)

Issuance of Options to Certain Filmworks Officers and Directors. At the Effective Time Filmworks shall issue to each of the persons identified below options to purchase the indicated number of shares of Filmworks. The option exercise price shall be $0.48 per share.

Optionee	Number of shares
Gerald Cohen	200,000
Michael Cohen	100,000
Stephen Cohen	50,000

(h)

Effective Time. The Effective Time shall be the first day of the month following the Closing Date.

2.

Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Raice Paykin & Krieg LLP, located at 185 Madison Avenue, New York, New York, at 10:00 a.m., local time, on or before October___, 2001 or within five (5) days after the conditions contained in Sections 8, 9 and 10 have been satisfied or waived, or at such other place and time as may be agreed upon by the Parties, but in no event later than ninety (90) days from the execution of this Agreement unless further extended by agreement of the parties.  The time and date of the Closing is referred to herein as the “Closing Date.”

At the Closing,

(a)

Transfer of Assets to Filmworks Subsidiary. Filmworks will transfer all of its assets as they exist prior to the Closing to the Filmworks Subsidiary in exchange for an assumption by the Filmworks Subsidiary of all of Filmworks' liabilities.

(b)

Appointment of Filmworks Directors and Officers.

(i)

The following persons shall become the Board of Directors of Filmworks.

Raymond F. Wright

Gerald Cohen

James B. Witker II

Two additional independent directors to be selected by the parties prior to Closing

(ii)

The following persons shall become the officers of Filmworks.

Gerald Cohen	Non-executive Chairman
Raymond F. Wright	President and Chief Executive Officer
Michael Cohen	Vice President & Secretary/Treasurer
Harold Denstman	Vice President

(c)

Appointment of Filmworks Subsidiary Directors and Officers.

(i)

The following persons shall become the Board of Directors of the Filmworks Subsidiary.

Michael Cohen

Steven Cohen

Raymond F. Wright

(ii)

The following persons shall become the officers of the Filmworks subsidiary.

Michael Cohen	President and CEO
Steven Cohen	Secretary and Treasurer

(d)

Appointment of Cinegram Directors and Officers.

(i)

The following persons shall become the Board of Directors of Cinegram.

Gerald Cohen

Raymond F. Wright

Harold Denstman

James B. Witker II

(ii)

The following persons shall become the officers of Cinegram.

Raymond F. Wright	Chairman, CEO and Treasurer
Harold Denstman	President and Chief Development Officer
Hollis E. Wright	Secretary

(e)

Delivery of Certificates for Earn-Out shares.  Filmworks will deliver to the firm of Raice Paykin & Krieg LLP pending the Company's financial results for 2002 and 2003, and for delivery in accordance with an Escrow Agreement in the form of Exhibit 2(e), certificates made out in the names of the Cinegram Stockholders, but with the numbers of shares evidenced by the certificates blank.

(f)

Delivery of Other Instruments. The Parties shall deliver such, certificates, opinions and other documents as are specified in Sections  8 -- Conditions Precedent to Performance of Filmworks and the Cinegram Stockholders, 9 -- Conditions Precedent to the Performance of Filmworks and 10 -- Conditions Precedent to Performance of the Cinegram Stockholders.

(g)

Transfer Taxes.  Each party shall be responsible for its own transfer and similar taxes assessed or payable in connection with the sale and transfer of the Cinegram Shares or Purchase Price Shares, as the case may be, and the transactions contemplated hereby.

3.

Representations and Warranties of Filmworks. Filmworks represents and warrants to Cinegram and the Cinegram Stockholders as follows:

(a)

Organization.  Filmworks is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Filmworks is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions  in which the property owned, leased or operated by Filmworks or the nature of the business conducted by it makes such qualification necessary.  True, accurate and complete copies of its Certificate of Incorporation and By-Laws are attached as exhibits to the SEC Reports (as defined below).  Filmworks is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

(b)

Authority.  Filmworks has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Filmworks and except for the shareholder approval contemplated by Section 7(a) -- Shareholder Meeting, no other corporate proceedings on the part of Filmworks are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by Filmworks and constitutes the legal, valid and binding obligation of Filmworks, enforceable against it in accordance with its terms.

(c)

Capitalization.

(i)

After giving effect to the reverse split referred to in Section 7(a) -- Shareholder Meeting,  Filmworks will have authorized capital stock of 50,000,000 shares of common stock, par value $0.001 per share, of which 3,640,000 shares will be issued and outstanding, and 2,000,000 shares of "blank check" preferred stock, of which none will be issued and outstanding, but 150,000 shares of which will have been designated as Series A Convertible Preferred Stock.  All issued and outstanding shares of capital stock of Filmworks have been duly authorized, validly issued, fully paid, are nonassessable and free of preemptive rights. There are no convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating Filmworks to issue, transfer or sell any of its securities.  None of such issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.  All of such shares have been issued in compliance with all applicable Federal and State Securities laws.

(ii)

The issuance, sale and delivery of the Purchase Price Shares has been duly authorized by all required corporate action on the part of Filmworks. The Purchase Price Shares when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens.

(d)

No Conflict; Required Filings and Consents.

(i)

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of Filmworks, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which Filmworks is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a material adverse effect on the business, operations, Assets, Liabilities, condition (financial or otherwise), results of operations or prospects of Filmworks.

(ii)

Except for the filing of Forms 8-K and the Information Statement contemplated by this Agreement, the execution, delivery or performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign.

(e)

SEC Reports.  The common stock of Filmworks is registered under Section 12(g) of the Exchange Act, and is quoted on the OTC Bulletin Board, and Filmworks is currently subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Filmworks has filed all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof. Filmworks has previously delivered to Cinegram a true and complete copy of its Annual Report on Form 10-K for the fiscal year ended October 31, 2000 and with each report subsequently filed by Filmworks with the Securities and Exchange Commission. The documents filed with the SEC prior to the date of this Agreement are referred to in this Agreement as the “SEC Documents.”   As of the filing date, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  The financial statements of Filmworks, including the notes thereto, included in the SEC Documents (the “Filmworks Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with  respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Filmworks at the dates thereof and of its operations and cash flows for the periods then ended.  There has been no change in Filmworks’ accounting policies or estimates except as described in the notes to the Filmworks Financial Statements.  Filmworks has no material obligations other than (i) those set forth in the Filmworks Financial Statements and (ii) those not required to be set forth in the Filmworks Financial Statements under GAAP.

(f)

Real and Personal Property.

(i)

Except as set forth in Exhibit 3(f) -- Filmworks Real and Personal Property, Filmworks does not own any real property and does not lease any property which is material to the operation of the business, would result in any material liability if the lease were terminated prior to the expiration of the term thereof or would interfere with the business of Filmworks if it was required to vacate such premises.

(ii)

Filmworks has good and marketable title to, or valid leasehold or license interests in, all other Assets used or held for use in the conduct of its business, including, without limitation, the Assets reflected on its books and records or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any Liens, other than  Liens for taxes not yet due and payable.  All of the Assets owned or leased by Filmworks are in good condition and repair, ordinary wear and tear excepted, and well maintained.   There are no material capital expenditures currently contemplated or necessary to maintain the current business of Filmworks.

(g)

No Undisclosed Liabilities.  Except as set forth in the Filmworks Financial Statements, Filmworks has no direct or indirect Liabilities, whether due or to become due, arising out of transactions entered into prior to the date hereof, or arising out of any state of facts existing on the date hereof.

(h)

Absence of Certain Changes.   Since the date of the most recent SEC Document referred to in Section 3(e) -- SEC Reports, (i) there has been no material adverse change in the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of Filmworks and (ii) nothing has occurred relative to the business or prospects of Filmworks which would have a material adverse effect on the future business of Filmworks.

(i)

Tax Matters.  Filmworks has filed (or received an appropriate extension of time to file) all tax returns required to be filed by it, has paid all taxes due whether identified on the tax returns or otherwise, and has made appropriate provision for any taxes not yet due, and all such tax returns were, are and will be true, correct and complete.  No Assets of Filmworks, and no Assets used in the business of Filmworks, are subject to any Liens for taxes.

(j)

Entire Business.  No portion of the business of Filmworks is conducted by any of its Affiliates or any third party and all of the Assets necessary for the conduct of the business of Filmworks as presently conducted are owned by Filmworks.   All such Assets are exclusively owned or leased and used by Filmworks and not by any of its Affiliates or any other third party.  Schedule 3(j) sets forth all agreements, commitments or arrangements between Filmworks, on the one hand, and any of its Affiliates, on the other hand, and all agreements, commitments or arrangements by and among such Affiliates relating to Filmworks.

(k)

Litigation.  No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to Filmworks is pending or, to the knowledge of Filmworks, threatened against Filmworks, and no governmental entity or regulatory body has advised Filmworks of an intention to conduct any such investigation or review.  There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of Filmworks, threatened against or affecting Filmworks at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Filmworks pursuant to this Agreement.  As of the date hereof, Filmworks is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to Filmworks.

(l)

Employee Benefit Plans.  Except as set forth in Schedule 3(l) Filmworks neither maintains nor contributes to, or is required to maintain or contribute to any Employee Benefit Plan as defined in Section 14(j).  Filmworks does not contribute to and has never contributed to and never has been required to contribute to, any multiemployer plan and Filmworks does not have any Liability (including withdrawal Liability) under any multiemployer plan.  Filmworks does not maintain, has never maintained, does not contribute, has never contributed and has never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(m)

Contracts.  Filmworks has previously provided Cinegram access to true, correct and complete copies of all Contracts to which Filmworks is a party.  All such Contracts have been duly authorized and delivered, are in full force and effect and constitute the valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms.  As to such Contracts, (i) there are no existing breaches or defaults by Filmworks thereunder or, to the knowledge of Filmworks, by the other parties to such Contracts; (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by Filmworks thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than Filmworks, it shall be limited to the knowledge of Filmworks; (iii) none of them will result in any loss to Filmworks upon completion or performance thereof; and (iv) none of the parties to Contracts has expressed an indication to Filmworks of its intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts. All such contracts calling for annual expenditures of $10,000 or more are identified in Schedule 3(m).

(n)

Intellectual property.

(i)

Agreements. Schedule 3(n) -- Filmworks Intellectual Property Assets contains a complete and accurate list and summary description, including any royalties paid or received by Filmworks, of all contracts relating to the Intellectual Property Assets to which Filmworks is a party or by which Filmworks is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Filmworks is the licensee. There are no outstanding and, to Filmworks's knowledge, no threatened, disputes or disagreements with respect to any such agreement.

(ii)

Ownership of Intellectual Property Assets. Filmworks is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and is not required to make payments to any third party for the use of the Intellectual Property Assets.

(iii)

Arrangements with Employees. Except as set forth in Schedule 3(n) -- Filmworks Intellectual Property Assets all former and current employees of Filmworks have executed written contracts with Filmworks that assign to Filmworks all rights to any inventions, improvements, discoveries, or information relating to the business of Filmworks. No employee of Filmworks has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Filmworks.

(iv)

  Patents.

(A)

Filmworks does not own any Patents.

(B)

None of the products manufactured and sold, nor any process or know-how used, by Filmworks infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)

Trademarks.

(A)

Schedule 3(n) -- Filmworks Intellectual Property Assets  contains a complete and accurate list and summary description of all Marks registered with the United States Patent and Trademark Office. Filmworks is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(B)

All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

(C)

No Mark has been or is now involved in any opposition, invalidation, or cancellation and, no such action is known by Filmworks to be threatened with respect to any of the Marks.

(D)

Filmworks does not know of any potentially interfering trademark or trademark application of any third party.

(E)

No Mark is infringed or, to Filmworks's knowledge, has been challenged or threatened in any way. None of the Marks used by Filmworks infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(F)

All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(vi)

  Copyrights.

(A)

Filmworks does not hold any copyright registrations. Filmworks is the owner of all right, title, and interest in and to each of the Copyrights held by it, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(B)

No Copyright is infringed or, to Filmworks's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(vii)

  Trade Secrets.  Filmworks has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets. Filmworks has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The trade secrets are not part of the public knowledge or literature, and have not to Filmworks's knowledge been used, divulged, or appropriated either for the benefit of any Person (other than Filmworks) or to Filmworks's detriment. No trade secret is subject to any adverse claim or has been challenged or threatened in any way.

(o)

Licenses, Permits and Consents; Compliance with Applicable Law.

(i)

Filmworks has all licenses and permits which individually or in the aggregate are material to the conduct of the business of Filmworks or any of its employees by reason of such employee's activities on behalf of Filmworks under applicable law or by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of Filmworks, and all of such licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby.  Filmworks has not received notice and, to the knowledge of Filmworks, there is no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

(ii)

Filmworks is not in violation or breach of any, and the business and operations of Filmworks comply in all material respects and are being conducted in accordance with, all governing laws, regulations and ordinances applicable thereto and Filmworks is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

(p)

Environmental, Health and Safety Matters.  Filmworks and its predecessors have at all times complied with, and Filmworks is presently in compliance with, all environmental, health, and safety requirements required by applicable law.

(q)

Absence of Certain Business Practices.  Neither Filmworks nor its directors, officers, employees or agents nor any other Person acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Filmworks or assist Filmworks in connection with any actual or proposed transaction which (i) might subject Filmworks to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on Filmworks if not given in the past or (iii) might materially adversely affect the condition (financial or otherwise), business, Assets, Liabilities, operations or prospects of Filmworks or which might subject Filmworks to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.

(r)

Employee Compensation.

(i)

Schedule 3(r) -- Filmworks Employee Compensation contains a true and complete list of all Persons employed by Filmworks and all agents and consultants engaged by Filmworks as of the date hereof, together with the current aggregate base salary rate, commission rate or fee schedule for each such Person.  Filmworks has not, because of past practices or previous commitments with respect to its employees, consultants or agents, established any rights on the part of such employees, consultants or agents to receive additional compensation with respect to any period after the Closing Date, except as and to the extent set forth in Schedule 3(r) -- Filmworks Employee Compensation.  Filmworks does not have any knowledge that any such employee, consultant or agent has ceased, or intends to cease, to continue to be employed by or otherwise provide services to Filmworks, either as a result of the transactions contemplated hereby or otherwise.

(ii)

Filmworks is not a party to any employment, severance, termination, consulting, bonus, profit sharing, percentage compensation, deferred compensation, stock purchase or stock option plans or other compensation plans, agreements, commitments or arrangements with any present or former directors, officers, employees, consultants or agents thereof or any of their Affiliates.

(s)

Finder's Fee.  There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of Filmworks or its Affiliates who might be entitled to any fee or commission from Cinegram, from Filmworks or from any of the Cinegram Stockholders upon the consummation of the transactions contemplated hereby or thereafter.

(t)

Information Statement.  The Information Statement (except as to information relating solely to Cinegram and the Cinegram Stockholders) will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of Filmworks and at the time of the Filmworks Shareholder Meeting, will comply in all material respects with the requirements of the Exchange Act and the Regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(u)

Accuracy of Representations.  The representations and warranties made by Filmworks in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading.  There is no fact or condition which could have a material adverse effect on Filmworks which has not been set forth in this Agreement or described in the Schedules hereto.

4.

Representations and Warranties of the Cinegram Stockholders. Each of the Cinegram Stockholders, severally and not jointly, represents and warrants to Filmworks as follows:

(a)

Ownership of Shares. Such Stockholder is the record and beneficial owner of the number of Cinegram Shares indicated in Exhibit A, free and clear of any Lien.

(b)

Authority to Transfer. Such Stockholder has full right and authority to transfer the Cinegram Shares pursuant to the terms of this Agreement.

(c)

Securities Law Acknowledgments.  Such Stockholder is aware that the Purchase Price Shares are being and will be issued to the Cinegram Stockholders in reliance on specific exemptions from the registration requirements of federal and state securities laws.  Such Stockholder and any transferee of such Stockholder will not sell or otherwise transfer the Purchase Price Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that such Stockholder or any such transferee must bear the economic risk of holding the Purchase Price Shares for an indefinite period of time because, among other reasons, the Purchase Price Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for Filmworks.  Each Cinegram Stockholder is acquiring the Purchase Price Shares for the account of such Cinegram Stockholder for investment and not with a view to resale or distribution except in compliance with the Securities Act.

(d)

Information Statement.  None of the information supplied or to be supplied by or on behalf of the Cinegram Stockholders specifically for inclusion in the Information Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of Filmworks and at the time of the Filmworks Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)

Accuracy of Representations.  The representations and warranties made by such Cinegram Stockholder in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading.

5.

Representations and Warranties of Cinegram. Cinegram represents and warrants to Filmworks as follows.

(a)

Organization and Authority.  Cinegram is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  It has one subsidiary, History Treasures.com, Inc., a Delaware corporation which is wholly owned by Cinegram. It is also a 50% shareholder in CineLinx.com, Inc. a joint venture corporation. Cinegram, History Treasure.com, Inc. and CineLinx.com, Inc. are each duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.  Cinegram has heretofore delivered to Filmworks true, accurate and complete copies of its Certificate of Incorporation and Bylaws.

(b)

Capitalization.  Cinegram has authorized capital stock of 1,750,000 Class A common shares and 750,000 Class B, non-voting shares, of which only the Cinegram Shares are issued and outstanding as of the date hereof.  The Cinegram Shares have been duly authorized, validly issued, fully paid, are nonassessable and free of preemptive rights.  Except as set forth on Exhibit B, there are no convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating Cinegram to issue, transfer or sell any of its securities.  None of such issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

(c)

No Conflict; Required Filings and Consents.

(i)

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Cinegram, (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which Cinegram is a party or is bound or affected, which conflict, violation, breach, default or right of termination or cancellation would have a material adverse effect on the business, operations, Assets, Liabilities, condition (financial or otherwise), results of operations or prospects of Cinegram or impair the Cinegram Stockholders' ability to consummate the transactions contemplated hereby.

(ii)

The execution, delivery or performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign except as otherwise set forth herein.

(d)

Financial Statements. Cinegram has delivered to Filmworks:

(i)

a balance sheet of Cinegram as at December 31, 2000 (including the notes thereto, the "Cinegram Balance Sheet"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Sobel & Co., independent certified public accountants, and

(ii)

an unaudited consolidated balance sheet of Cinegram as at June 30, 2001 and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six months then ended, including in each case the notes thereto (the "Cinegram Interim Financial Statements").

Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Cinegram as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes; the financial statements referred to in this Section 5(d) -- Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

(e)

Real and Personal Property.

(i)

Except as set forth in Schedule  5(e) -- Cinegram Real and Personal Property, Cinegram does not own any real property and does not lease any property which is material to the operation of the business, would result in any material liability if the lease were terminated prior to the expiration of the term thereof or would interfere with the business of Cinegram if it was required to vacate such premises.

(ii)

Cinegram has good and marketable title to, or valid leasehold or license interests in, all other Assets used or held for use in the conduct of its business, including, without limitation, the Assets reflected on its books and records or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any Liens, other than Liens listed in Schedule 5(e) -- Cinegram Real and Personal Property and Liens for taxes not yet due and payable.  All of the Assets owned or leased by Cinegram are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained.  Except as set forth on Schedule 5(e) -- Cinegram Real and Personal Property, there are no material capital expenditures currently contemplated or necessary to maintain the current business of Cinegram.

(f)

No Undisclosed Liabilities.  Except as set forth in the financial statements referred to in Section 5(d) -- Financial Statements, Cinegram has no direct or indirect Liabilities, whether due or to become due, arising out of transactions entered into prior to the date hereof, or arising out of any state of facts existing on the date hereof.

(g)

Absence of Certain Changes.   Since the date of the the Cinegram Interim Balance Sheet, there has been no material adverse change in the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of Cinegram and (ii) nothing has occurred relative to the business or prospects of Cinegram which would have a material adverse effect on the future business of Cinegram.

(h)

Tax Matters.  Cinegram has filed (or received an appropriate extension of time to file) all tax returns required to be filed by it, has paid all taxes due whether identified on the tax returns or otherwise, and has made appropriate provision for any taxes not yet due, and all such tax returns were, are and will be true, correct and complete.  No Assets of Cinegram, and no Assets used in the business of Cinegram, are subject to any Liens for taxes.

(i)

Entire Business.  Except as set forth in Schedule 5(i), no portion of the business of Cinegram is conducted by any of its Affiliates or any third party and all of the Assets necessary for the conduct of the business of Cinegram as presently conducted are owned or leased by Cinegram.  All such Assets are exclusively owned or leased and used by Cinegram and not by any of its Affiliates or any other third party.

(j)

Litigation.  Except as set forth on Schedule  5(j), no investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to Cinegram is pending or, to the knowledge of the Cinegram Stockholders, threatened against Cinegram, and no governmental entity or regulatory body has advised Cinegram of an intention to conduct any such investigation or review.  There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of Cinegram, threatened against or affecting Cinegram at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Cinegram pursuant to this Agreement.  As of the date hereof, Cinegram is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to Cinegram.

(k)

Employee Benefit Plans.  Except as set forth on Schedule 5(k), Cinegram neither maintains nor contributes to, or is required to maintain or contribute to any Employee Benefit Plan.  Cinegram does not contribute to and has never contributed to and never has been required to contribute to, any multiemployer plan and Cinegram does not have any Liability (including withdrawal Liability) under any multiemployer plan.  Cinegram does not maintain, has never maintained, does not contribute, has never contributed and has never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(l)

Contracts.  Cinegram has previously provided to Filmworks access to true, correct and complete copies of all Contracts to which Cinegram is a party.  All such Contracts have been duly authorized and delivered, are in full force and effect and constitute the valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms.  As to such Contracts, (i) there are no existing breaches or defaults by Cinegram thereunder or, to the knowledge of Cinegram, by the other parties to such Contracts; (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by Cinegram thereunder or give cause for termination thereof; (iii) none of them will result in any loss to Cinegram upon completion or performance thereof; and (iv) none of the parties to Contracts have expressed an indication to Cinegram of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts. All such contracts calling for annual expenditures of $10,000 or more are identified in Schedule 5(l).

(m)

Intellectual property.

(i)

Agreements. Schedule 5(m) -- Cinegram Intellectual Property Assets contains a complete and accurate list and summary description, including any royalties paid or received by Cinegram, of all contracts relating to the Intellectual Property Assets to which Cinegram is a party or by which Cinegram is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Cinegram is the licensee. There are no outstanding and, to Cinegram's knowledge, no threatened, disputes or disagreements with respect to any such agreement.

(ii)

Ownership of Intellectual Property Assets. Cinegram is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and is not required to make payments to any third party for the use of the Intellectual Property Assets.

(iii)

Arrangements with Employees. All former and current employees of Cinegram have executed written contracts with Cinegram that assign to Cinegram all rights to any inventions, improvements, discoveries, or information relating to the business of Cinegram. No employee of Cinegram has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Cinegram.

(iv)

Patents.

(A)

Cinegram does not own any Patents.

(B)

None of the products manufactured and sold, nor any process or know-how used, by Cinegram infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)

Trademarks.

(A)

Schedule 5(m) -- Cinegram Intellectual Property Assets contains a complete and accurate list and summary description of all Marks registered with the United States Patent and Trademark Office. Cinegram is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(B)

All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

(C)

No Mark has been or is now involved in any opposition, invalidation, or cancellation and, no such action is known by Cinegram to be threatened with respect to any of the Marks.

(D)

Cinegram does not know of any potentially interfering trademark or trademark application of any third party.

(E)

No Mark is infringed or, to Cinegram's knowledge, has been challenged or threatened in any way. None of the Marks used by Cinegram infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(F)

All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(vi)

Copyrights.

(A)

Schedule 5(m) -- Cinegram Intellectual Property Assets contains a complete and accurate list and summary description of all copyright registrations held by Cinegram. Except as set forth in Schedule 5(m), Cinegram is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(B)

All the Copyrights which have been registered are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(C)

No Copyright is infringed or, to Cinegram's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(vii)

  Trade Secrets.  Cinegram has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets. Cinegram has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The trade secrets are not part of the public knowledge or literature, and have not to Cinegram's knowledge been used, divulged, or appropriated either for the benefit of any Person (other than Cinegram) or to Cinegram's detriment. No trade secret is subject to any adverse claim or has been challenged or threatened in any way.

(n)

Licenses, Permits and Consents; Compliance with Applicable Law.

(i)

Cinegram has all licenses and permits which individually or in the aggregate are material to the conduct of the business of Cinegram or any of its employees by reason of such employee's activities on behalf of Cinegram under applicable law or by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of Cinegram, and all of such licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby.  Cinegram has not received notice and, to the knowledge of Cinegram, there is no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

(ii)

Cinegram is not in violation or breach of any, and the business and operations of Cinegram comply in all material respects and are being conducted in accordance with, all governing laws, regulations and ordinances applicable thereto and Cinegram is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

(o)

Environmental, Health and Safety Matters.  Cinegram and its predecessors have at all times complied with, and Cinegram is presently in compliance with, all environmental, health, and safety requirements required by applicable law.

(p)

Absence of Certain Business Practices.  Neither Cinegram nor its directors, officers, employees or agents nor any other Person acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Cinegram or assist Cinegram in connection with any actual or proposed transaction which (i) might subject Cinegram to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on Cinegram if not given in the past or (iii) might materially adversely affect the condition (financial or otherwise), business, Assets, Liabilities, operations or prospects of Cinegram or which might subject Cinegram to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.

(q)

Employee Compensation.  Except as set forth in Schedule 5(q), Cinegram is not a party to any employment, severance, termination, consulting, bonus, profit sharing, percentage compensation, deferred compensation, stock purchase or stock option plans or other compensation plans, agreements, commitments or arrangements with any present or former directors, officers, employees, consultants or agents thereof or any of their Affiliates.

(r)

Finder's Fee.  There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of Cinegram who might be entitled to any fee or commission from Filmworks or any of its Affiliates upon the consummation of the transactions contemplated by this Agreement.

(s)

Information Statement.  None of the information supplied or to be supplied by or on behalf of Cinegram specifically for inclusion in the Information Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of Filmworks and at the time of the Filmworks Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(t)

Accuracy of Representations.  The representations and warranties made by Cinegram in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading.  There is no fact or condition which could have a material adverse effect on Cinegram which has not been set forth in this Agreement or described in the Schedules hereto.

6.

Covenants.

(a)

Consents.  Each of Filmworks and Cinegram shall use its best efforts to obtain, at its expense, all consents, approvals and waivers of third Persons or governmental entities or regulatory bodies required to consummate the transactions contemplated hereby.

(b)

Public Announcements.  Each of Filmworks and Cinegram will consult with one another before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not, except as may be required by law or any listing agreements with any national securities exchange, issue any such press release or make any such public statement without the approval of one another.

(c)

Confidentiality. Between the date of this Agreement and the Closing Date, each of the Parties will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Parties to maintain in confidence, and not use to the detriment of another Party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by legal proceedings. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

(d)

Expenses.  Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the obligation of the party incurring such expenses.

(e)

Conduct of Business.  From the date hereof until the Closing Date, each of Filmworks and Cinegram shall:

(i)

Use its best efforts to maintain and preserve its business organization intact, retain its present employees so that they will be available after the Closing Date.

(ii)

Other than as contemplated by this Agreement, not change its articles of incorporation or bylaws.

(iii)

Other than as contemplated by this Agreement, not make any change in its authorized or issued capital stock, preferred stock or issue, encumber, purchase or otherwise acquire any of its capital stock or preferred stock other than as provided for in this Agreement.

(f)

Shareholders' Meeting.  Each of Filmworks and Cinegram, to the extent required by law, will submit this Agreement to its shareholders with a favorable recommendation by its Board of Directors and will use its best efforts to obtain the requisite shareholder approval.

(g)

No Solicitation.  From the date hereof to the Closing Date, each of the Parties will not, and each will direct and otherwise use its best efforts to cause its officers, directors, financial advisors, counsel and other agents, not to, (i) directly or indirectly solicit, encourage or facilitate (including by way of furnishing any non-public information concerning the Parties) the submission of proposals or offers from any person thereof relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation or business combination with, Filmworks or Cinegram (an "Acquisition Proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any person other than to Filmworks or Cinegram and their representatives in connection with, any Acquisition Proposal by any person.  Each of the Parties shall immediately cease and cause to be terminated any existing discussions or negotiations with any Parties conducted heretofore with respect to the foregoing.

(h)

Access to Information.

(i)

Between the date of this Agreement and the Closing Date each of Filmworks and Cinegram shall give the other, their respective officers, directors, financial advisors, counsel and other agents access to its officers and to all of its books and records, permit them to make such inspections as they may require and shall cause its officers, directors and employees to furnish them with such financial and operating data and other information with respect to their business and properties as they from time to time reasonably request, and as may be necessary to establish the performance of the covenants under this Agreement and the accuracy of its representations and warranties herein, and in connection with its preparation of any filing or submission to any governmental entity or regulatory body.

(ii)

Each of the Parties shall hold, and shall use their best efforts to cause their respective officers, directors, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning Filmworks or Cinegram, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the disclosing party or any of its respective affiliates; or (ii) later lawfully acquired without the breach of any other agreement).

(i)

Best Efforts.  Subject to the terms and conditions herein provided, each of the Parties shall to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including to make all required submissions or filings with governmental entities and regulatory bodies, to consummate and make effective the transactions contemplated by this Agreement.  If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.  Filmworks, Cinegram and the Cinegram Stockholders will execute any additional instruments necessary to consummate the transactions contemplate hereby.

(j)

Information for Information Statement. Each Party will furnish to the other Party all information concerning itself and its Affiliates as the other Party or its counsel may reasonably request and that is required or customary for inclusion in the Information Statement.

7.

Additional Covenant of Filmworks.

(a)

Shareholder Meeting. As promptly as practicable after execution of this Agreement, Filmworks shall call a special meeting of its shareholders in which the only items on the agenda shall be approval of this Agreement (including amendments to its Certificate of Incorporation to effect the reverse split contemplated herein), adoption of an incentive stock option plan providing for the issuance of incentive stock options to Filmworks' employees, including the options referred to in Section 1(f) and authorization of a class of "blank check" preferred stock.

(b)

Information Statement. Filmworks will prepare and file with the SEC under the Exchange Act, as soon as reasonably practicable after the date hereof, an information statement in connection with the Filmworks Shareholder Meeting (the "Information Statement"). Filmworks shall allow Cinegram the opportunity to review and comment on the Information Statement prior to filing with the SEC.

(c)

Additional SEC Filings. Filmworks will timely file all reports and other documents required to be filed with the SEC by it after the date of this Agreement, and will furnish to Cinegram and the Cinegram Stockholders, promptly after filing, true and complete copies of such documents. All such documents shall comply in all material respects with the requirements of the Exchange Act, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

8.

Conditions Precedent to the Performance of Filmworks and the Cinegram Stockholders. The obligations of each of Filmworks and the Cinegram Stockholders under this Agreement are subject to the condition which may be waived in whole or in part by either or both of them at its election that Cinegram shall have received not less than $250,000 in additional financing prior to the Closing Date.

9.

Conditions Precedent to the Performance of Filmworks. The obligations of Filmworks under this Agreement are subject to the following conditions which may be waived in whole or in part by Filmworks at its election:

(a)

Bring Down of Representations and Warranties.  The representations and warranties of Cinegram and each of the Cinegram Stockholders in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and Cinegram and the Cinegram Stockholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

(b)

Consents.  Cinegram shall have obtained all approvals, authorizations and consents required to consummate the transactions contemplated hereby upon terms and subject to conditions satisfactory to Filmworks in its sole discretion and they shall be in full force and effect.  Filmworks shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.

(c)

Opinion of Counsel.  Cinegram and the Cinegram Stockholders shall have delivered to Filmworks the opinion of Raice Paykin & Krieg LLP counsel to Cinegram and the Cinegram Stockholders, dated as of the Closing Date, in the form of Schedule 9(c).

10.

Conditions Precedent to the Performance of the Cinegram Stockholders. The obligations of the Cinegram Stockholders under this Agreement are subject to the following conditions which may be waived in whole or in part by the Cinegram Stockholders at their election:

(a)

Bring Down of Representations and Warranties.  The representations and warranties of Filmworks contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Closing Date with the same force and effect as if made on and as of the Closing Date, and Filmworks shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

(b)

Consents.  Filmworks shall have obtained all approvals, authorizations and consents required to consummate the transactions contemplated hereby upon terms and subject to conditions satisfactory to in the Cinegram Stockholders in their sole discretion and those approvals, authorizations and consents shall be in full force and effect.  The Cinegram Stockholders shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.

(c)

Opinions of Counsel.  Filmworks shall have delivered to Cinegram and the Cinegram Stockholders the opinion of Kramer, Levin, Neftalis & Frankel LLP, counsel to Filmworks, dated as of the Closing Date, in the form of Schedule 2(c).

11.

Nature and Survival of Representations, Warranties and Covenants. All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the party delivering the same.  All representations and warranties and covenants shall survive the Closing Date.  All representations and warranties contained in this Agreement and in the disclosure schedules or in any certificates or other documents delivered pursuant hereto shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any party hereto.  All covenants and agreements shall survive the consummation of the transactions contemplated hereby.

12.

Indemnification.

(a)

Indemnification by Filmworks. Filmworks shall indemnify and hold harmless Cinegram and the Cinegram Stockholders from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys’ fees) of any nature insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation or breach of any of the warranties, covenants or agreements made by Filmworks in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto relating to Filmworks.

(b)

Indemnification by the Cinegram Stockholders. The Cinegram Stockholders, severally and not jointly, shall indemnify and hold harmless Filmworks from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys’ fees) of any nature insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation or breach of any of the warranties, covenants or agreements made by the Cinegram Stockholders in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto relating to Cinegram or the Cinegram Stockholders.  Notwithstanding the foregoing, unless such misrepresentation is knowingly made or such breach is willful, the indemnity provided in this Article shall be limited to the extent of the fair market value of the Purchase Price Shares issued to such Stockholder, and may be satisfied at the option of such Stockholder by surrendering to Filmworks (in proportion to the number of Purchase Price Shares held by each of them immediately after the Closing) a number of Filmworks shares of the fair market value equal to the amount of the Loss.

(c)

Indemnification by Cinegram. Cinegram shall indemnify and hold harmless Filmworks from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys’ fees) of any nature insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation or breach of any of the warranties, covenants or agreements made by Cinegram in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto relating to Cinegram.

(d)

Procedure for indemnification—third party claims.

(i)

Promptly after receipt by an indemnified party under Section 12(a) -- Indemnification by Filmworks, 12(b) -- Indemnification by Cinegram Stockholders or 12(c) -- Indemnification by Cinegram of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

(ii)

If any proceeding referred to in Section 12(d)(i) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of or making of such proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 12 -- Indemnification for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. The parties agree that the firms of Raice Paykin & Krieg LLP and Kramer, Levin, Neftalis & Frankel LLP are among those satisfactory for purposes of this Section.  If the indemnifying party assumes the defense of a proceeding, (i) unless the indemnifying party has, prior to assuming such defense, notified the indemnified party that that defense is being undertaken without prejudice to any later claim that the claims made in the proceeding are not within the scope of, or subject to, indemnification, it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims  may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

(iii)

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its written consent (which may not be unreasonably withheld).

(e)

Procedure for indemnification—other claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

13.

Termination; Amendment; Waiver.

(a)

Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

(i)

by mutual written agreement of Filmworks and Cinegram;

(ii)

by Cinegram, on the one hand, or Filmworks, on the other hand, as the case may be, if the Closing shall not have occurred on or before of December 31, 2001 (the “Termination Date”) so long as the party terminating this Agreement pursuant to this Section 13(a)(ii) has not made any material misrepresentation or materially breached a covenant, agreement or warranty contained herein;

(iii)

by Cinegram, on the one hand, or Filmworks, on the other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty set forth in this Agreement, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.

In the event this Agreement is terminated as provided in Section 13(a)(i) or 13(a)(ii), this Agreement shall become void and of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 6(b) -- Public Announcements and 6(d) -- Expenses shall survive and continue in full force and effect notwithstanding termination.

(b)

Amendment.  This Agreement may be amended by action taken by the Parties by an instrument in writing.

(c)

Extension; Waiver.  At any time prior to the Closing Date, Cinegram, the Cinegram Stockholders and Filmworks may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

14.

Definitions. When used in this Agreement, the following terms shall have the meanings set forth below or in the indicated Sections:

(a)

"Acquisition Proposal" is defined in Section 6(g).

(b)

"Affiliate" means, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c)

"Assets" means all properties, assets, Contracts, business, goodwill and rights of Cinegram or Filmworks, as the case may be, as a going concern, of every kind, nature, character and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of Cinegram or Filmworks, as the case may be, on the Closing Date.

(d)

"Cinegram Balance Sheet" is defined in Section 5(d)(i).

(e)

"Cinegram Interim Financial Statements" is defined in Section 5(d)(ii).

(f)

"Cinegram Shares" has the meaning set forth in the Recitals.

(g)

"Closing" and "Closing Date" are defined in Section 2.

(h)

"Contract" means any contract, agreement, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

(i)

"Copyrights" means all copyrights, whether registered or unregistered, in both published works and unpublished works.

(j)

"Employee Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan), or (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program.

(k)

"Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

(l)

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

(m)

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(n)

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

(o)

"Earn-Out Shares" is defined in Section 1(b)(ii).

(p)

"Filmworks Financial Statements" is defined in Section 3(e) -- SEC Reports.

(q)

"Filmworks Shareholder Meeting" means the meeting of shareholders of Filmworks referred to in Section 7(a) -- Shareholder Meeting.

(r)

"Filmworks Subsidiary" is defined in the Recitals.

(s)

"GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the balance sheet and the other financial statements referred to in the applicable Section of this Agreement were prepared and consistent from period to period.

(t)

 "Information Statement" is defined in Section 7(b).

(u)

"Initial Shares" has the meaning set forth in Section 1(b)(i).

(v)

"Intellectual Property Assets" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, whether or not registered, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, Know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation), (vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments thereof (in whatever form or medium) and (ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder.

(w)

"Know-how" means any and all technical knowledge, proprietary rights, patented or unpatented inventions, trade secrets, analytical methodology, processes, data and all other information or experience possessed by Filmworks or Cinegram, as the case may be, or which Filmworks or Cinegram, as the case may be, has the right to use.

(x)

"Liabilities" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

(y)

"Lien" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option, conditional sale or installment Contract or encumbrance of any kind.

(z)

"Mark" means a party's corporate name, and all of its fictional business names, trading names, registered and unregistered trademarks, service marks, and applications for or reservations of any of the foregoing.

(aa)

 "Patents" means all patents, patent applications, and inventions and discoveries that may be patentable.

(bb)

 "Person" shall include an individual, a partnership, a corporation, or a division or business unit thereof, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

(cc)

 "Purchase Price Shares" is defined in Section 1(b)(ii).

(dd)

 "SEC" shall mean the United States Securities and Exchange Commission.

(ee)

 "SEC Documents" is defined in Section 3(e).

(ff)

"Securities Act" shall mean the United States Securities Act of 1933, as amended.

(gg)

 "Termination Date" is defined in Section 13(a)(ii).

15.

Miscellaneous.

(a)

Entire Agreement; Assignment.  This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or between any of them with respect to the subject matter hereof.  All references to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise.  This Agreement shall not be assigned by operation of law or otherwise.

(b)

Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties as follows:

If to Filmworks:

New York Film Works, Inc.
928 Broadway

New York, NY 10010
Fax:  (212)  475-5927
Attn.: Mr. Michael Cohen

With a copy (which shall not constitute notice) to:

Kramer, Levin, Neftalis & Frankel LLP

919 Third Avenue
New York, NY 10022-3852

Fax: 212-715-8000

If to The Cinegram Stockholders:

At the addresses set forth in Exhibit A

If to Cinegram:

Cinegram Media Inc.

One Springfield Ave.

Summit, NJ 07901

Fax: 908-598-4756

Attn: R. F. Wright, CEO

With a copy (which shall not constitute notice) to:

Raice Paykin & Krieg LLP
185 Madison Avenue
New York, New York 10016
Fax:  (212) 684-9022
Attn:  David C. Thomas, Esq.

or to such other address as the Person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

(c)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws thereof.

(d)

Costs; Expenses; Legal Fees.  Each of the Parties shall pay its own costs and expenses in connection with the transactions contemplated by this Agreement, it being understood that none of the parties shall be responsible for the other's costs and expenses.

(e)

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns, except as to Section 1(f) -- Issuance of Options, which shall also inure to the benefit of holders of Cinegram stock options.

(f)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(g)

Specific Performance.  Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(h)

Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation.  Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(i)

Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.

NEW YORK FILM WORKS, INC.

By:

Name:

Michael Cohen

Title:

President

CINEGRAM MEDIA, INC.

By:

Name:

Raymond F. Wright

Title

Chairman and Chief Executive Officer

CINEGRAM STOCKHOLDERS

____________________________________________

Harold Denstman

____________________________________________

Stephen C. Denstman

____________________________________________

James B. Witker II

____________________________________________

Hollis E. Wright

____________________________________________

Raymond F. Wright

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